AMENDED AND RESTATED FOURTH AMENDMENT TO LEASE AGREEMENT
THIS AMENDED AND RESTATED FOURTH AMENDMENT TO LEASE AMENDS, RESTATES AND SUPERSEDES IN ITS ENTIRETY THAT CERTAIN FOURTH AMENDMENT TO LEASE DATED AS OF AUGUST 22, 2019, BY AND BETWEEN TENANT (AS DEFINED BELOW) AND LANDLORD (AS DEFINED BELOW).
THIS AMENDED AND RESTATED FOURTH AMENDMENT TO LEASE AGREEMENT (this “Fourth Amendment”) is made as of October 30, 2019, and effective as of August 22, 2019, by and between ARE-SD REGION NO. 20, LLC, a Delaware limited liability company (“Landlord”), and MIRATI THERAPEUTICS, INC., a Delaware corporation (“Tenant”).
RECITALS
A.    Landlord and Tenant entered into that certain Lease Agreement dated as of June 4, 2014, as amended by that certain First Amendment to Lease Agreement dated as of March 23, 2017, as further amended by that certain Second Amendment to Lease Agreement dated as of April 5, 2018, and as further amended by that certain Third Amendment to Lease Agreement dated as of August 2, 2018 (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain premises consisting of approximately 24,033 rentable square feet (“Premises”) in a building located at 9393 Towne Centre Drive, San Diego, California. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.
B.    As of the effective date of this Fourth Amendment, Tenant entered into a new lease with an affiliate of Landlord pursuant to which Tenant is leasing space at that certain building located as 3545 Cray Court, San Diego, California (“New Lease”).
C.    Landlord and Tenant desire, subject to the terms and conditions set forth below, to provide for the acceleration of the expiration date of the term of the Lease in connection with the commencement of the New Lease.
NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.
Term. Notwithstanding anything to the contrary contained in the Lease, the expiration date of the term of the Lease shall occur on the date that is 20 days after the Commencement Date (as defined in the New Lease) of the New Lease (“Termination Date”). Notwithstanding the foregoing, if the New Lease terminates prior to the Commencement Date (as defined in the New Lease) of the New Lease such that the Commencement Date (as defined in the New Lease) of the New Lease never occurs, this Fourth Amendment shall, except with respect to Section 4 below, be null and void and of no further force or effect, the expiration date of the Lease shall be July 31, 2020.

2.
Base Rent. Tenant shall continue to pay, through the Termination Date, all amounts due and owing under the Lease including, without limitation, Base Rent and Operating Expenses as provided under the Lease.

3.
Termination and Surrender. Tenant shall voluntarily surrender the Premises on or before the Termination Date. Tenant agrees to cooperate reasonably with Landlord in all matters, as applicable, relating to (i) surrendering the Premises in accordance with the surrender requirements and in the condition required pursuant to the Lease, and (ii) all other matters related to restoring the Premises to the condition required under the Lease. Notwithstanding anything to the contrary contained in the Lease, Tenant shall not be required to remove any Alterations or other improvements existing

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in the Premises as of the date of this Fourth Amendment on or before the Termination Date. If Tenant, within the last 60 days of the Term, delivers a written inquiry to Landlord regarding Landlord’s plans to demolish the Building, Landlord shall, within 10 days after receipt of such inquiry, inform Tenant whether Landlord plans to demolish the Building following the Termination Date. If Landlord informs Tenant pursuant to the preceding sentence that Landlord plans to demolish the Building following the Termination Date, Tenant shall, notwithstanding anything to the contrary contained in Section 28 of the original Lease, not be required to perform any repairs or restoration of the Premises upon the expiration or earlier termination of the Term, provided, however, that nothing herein shall in any way affect Tenant’s obligations under the Lease with respect to Hazardous Materials or Tenant’s Surrender Plan. After the Termination Date, Tenant shall have no further rights of any kind with respect to the Premises. Notwithstanding the foregoing, those provisions of the Lease which, by their terms, survive the termination of the Lease shall survive the surrender of the Premises and termination of the Lease provided for herein. Nothing herein shall excuse Tenant from its obligations under the Lease prior to the Termination Date.

4.	Temporary Expansion Premises.
a.    Second Floor. Commencing on the effective date of this Fourth Amendment (the “Second Floor Temporary Premises Commencement Date”), and continuing until the “Temporary Premises Expiration Date,” which shall be the later of (x) the Termination Date, and (y) if the New Lease terminates prior to the Commencement Date, July 31, 2020, Landlord shall lease to Tenant and Tenant shall lease from Landlord the entire second floor of that certain building at the Project located at 9363 Towne Centre Drive, San Diego, California (the “9363 Building”), consisting of approximately 22,105 rentable square feet and as more particularly shown on Exhibit A attached hereto (the “Second Floor Temporary Premises”). The period commencing on the Second Floor Temporary Premises Commencement Date through the Temporary Premises Expiration Date may be referred to herein as the “Second Floor Temporary Premises Term.” Tenant acknowledges and agrees that all of the terms and conditions of the Lease shall apply to the leasing of the Second Floor Temporary Premises, except that: (a) the term of the lease with respect to the Second Floor Temporary Premises shall be as set forth in the first sentence of this Section 4(a); (b) Tenant shall not be required to pay Base Rent with respect to the Second Floor Temporary Premises; (c) commencing on the Second Floor Temporary Premises Commencement Date, Tenant shall commence paying Tenant’s Share of Operating Expenses with respect to the Second Floor Temporary Premises (which is equal to 49.10%) and Tenant shall be responsible for paying for Utilities for the Second Floor Temporary Premises and for obtaining and paying for its own janitorial services for the Second Floor Temporary Premises; (d) in addition to Tenant’s payment of Tenant’s Share of Operating Expenses with respect to the Second Floor Temporary Premises, at any time during the Second Floor Temporary Premises Term that Tenant is the only tenant in the Building, Tenant shall be responsible for all electricity costs incurred with respect to the Building, (e) Landlord shall not be required to make any improvements to the Second Floor Temporary Premises or provide any tenant improvement allowance with respect to the Second Floor Temporary Premises, and Tenant shall accept the Second Floor Temporary Premises in its “as is” condition; (f) notwithstanding anything to the contrary contained in Section 22 of the original Lease, Tenant shall not have the right to sublease any portion of the Second Floor Temporary Premises or assign the Lease with respect to the Second Floor Temporary Premises; (g) subject to the terms of Section 10 of the original Lease, Tenant shall have the right at no charge during the Second Floor Temporary Premises Term, in common with other tenants of the Project, to use 3 parking spaces per 1,000 rentable square feet of the Second Floor Temporary Premises; and (h) Tenant may not make any Alterations or any other improvements in the Second Floor Temporary Premises.
b.    First Floor. Commencing on (i) October 15, 2019 (the “Initial First Floor Temporary Premises Commencement Date”), with respect to that certain portion of the first floor of the 9363 Building (x) commonly known as Suite 100 containing approximately 9,812 rentable square feet and (y) commonly known as Suite 150 containing approximately 11,040 rentable square feet (collectively,

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the “Initial First Floor Temporary Premises”), and (ii) February 1, 2020 (the “Subsequent First Floor Premises Commencement Date”), with respect to that certain portion of the first floor of the 9363 Building commonly known as Suite 125 containing approximately 2,073 rentable square feet (the “Subsequent First Floor Temporary Premises”), and continuing until the Temporary Premises Expiration Date, Landlord shall lease to Tenant and Tenant shall lease from Landlord the Initial First Floor Temporary Premises and the Subsequent First Floor Temporary Premises (collectively, the “First Floor Temporary Premises”). The period commencing on the Initial First Floor Temporary Premises Commencement Date with respect to the Initial First Floor Temporary Premises and on the Subsequent First Floor Premises Commencement Date with respect to the Subsequent First Floor Temporary Premises through, with respect to the entire First Floor Temporary Premises, the Temporary Premises Expiration Date may be referred to herein as the “First Floor Temporary Premises Term.” Tenant acknowledges and agrees that all of the terms and conditions of the Lease shall apply to the leasing of the First Floor Temporary Premises, except that: (a) the term of the lease with respect to the Initial First Floor Temporary Premises and the Subsequent First Floor Temporary Premises shall be as set forth in the first sentence of this Section 4(b); (b) Tenant shall not be required to pay Base Rent with respect to the First Floor Temporary Premises; (c) Tenant shall not be required to pay Operating Expenses with respect to the First Floor Temporary Premises; provided, however, that Tenant shall be responsible for paying for Utilities for the First Floor Temporary Premises and for obtaining and paying for its own janitorial services for the First Floor Temporary Premises; (d) Landlord shall not be required to make any improvements to the First Floor Temporary Premises or provide any tenant improvement allowance with respect to the First Floor Temporary Premises, and Tenant shall accept the First Floor Temporary Premises in its “as is” condition; (e) notwithstanding anything to the contrary contained in Section 22 of the original Lease, Tenant shall not have the right to sublease any portion of the First Floor Temporary Premises or assign the Lease with respect to the First Floor Temporary Premises; (f) subject to the terms of Section 10 of the original Lease, Tenant shall have the right, commencing on the Initial First Floor Premises Commencement Date through the Temporary Premises Expiration Date, at no charge, to use an additional 33 parking spaces; and (h) Tenant may not make any Alterations or any other improvements in the First Floor Temporary Premises. The First Floor Temporary premises and the Second Floor Temporary Premises may be collectively referred to here in the “Temporary Premises.”
c.    Generally. Tenant shall surrender the Temporary Premises on the Temporary Premises Expiration Date in accordance with the surrender requirements contained in the Lease including, without limitation, delivering a Surrender Plan with respect to the Temporary Premises (provided, however, that if Tenant does not operate its business at any time during the First Floor Temporary Premises Term in Suite 100-S, Tenant shall not be required to deliver a Surrender Plan with respect to Suite 100-S). If Tenant, within the last 60 days of the Temporary Premises Term, delivers a written inquiry to Landlord regarding Landlord’s plans to demolish the 9363 Building, Landlord shall, within 10 days after receipt of such inquiry, inform Tenant whether Landlord plans to demolish the 9363 Building following the expiration of the Temporary Premises Term. If Landlord informs Tenant pursuant to the preceding sentence that Landlord plans to demolish the 9363 Building following the expiration of the Temporary Premises Term, Tenant shall, notwithstanding anything to the contrary contained in Section 28 of the original Lease, not be required to perform any repairs or restoration of the Temporary Premises upon the expiration or earlier termination of the Temporary Premises Term, provided, however, that nothing herein shall in any way affect Tenant’s obligations under the Lease with respect to Hazardous Materials or Tenant’s Surrender Plan with respect to the Temporary Premises. Notwithstanding anything to the contrary contained in the Lease or in this Fourth Amendment, Tenant shall not be required to remove any Alterations or other improvements existing in the Temporary Premises as of the date of this Fourth Amendment on or before the expiration of the Temporary Premises Term. Following the expiration or earlier termination of the Temporary Premises Term, Tenant shall have no further rights of any kind with respect to the Temporary Premises). Nothing contained herein shall release Tenant from any obligations under the Lease with respect to the Temporary Premises which survive the expiration or earlier termination of the Lease. Notwithstanding the foregoing, those provisions of the Lease which, by their terms, survive

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the termination of the Lease shall survive the surrender of the Temporary Premises and termination of the Lease with respect to the Temporary Premises.

5.
Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Fourth Amendment and that no Broker brought about this transaction. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Fourth Amendment.

6.
OFAC. Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

7.	Miscellaneous.
a.    This Fourth Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Fourth Amendment may be amended only by an agreement in writing, signed by the parties hereto.
b.    This Fourth Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
c.    This Fourth Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Fourth Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.
d.    Except as amended and/or modified by this Fourth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Fourth Amendment. In the event of any conflict between the provisions of this Fourth Amendment and the provisions of the Lease, the provisions of this Fourth Amendment shall prevail. Whether or not specifically amended by this Fourth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Fourth Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the day and year first above written.
TENANT:
MIRATI THERAPEUTICS, INC.,
a Delaware corporation

By: /s/ Jamie A. Donadio
Its: Chief Financial Officer
LANDLORD:
ARE-SD REGION NO. 20, LLC,
a Delaware limited liability company
By:    ALEXANDRIA REAL ESTATE EQUITIES,     L.P.,
    a Delaware limited partnership,
    managing member
By:    ARE-QRS CORP.,
         a Maryland corporation,
         general partner

By: /s/ Gary Dean
Its: Senior Vice President
RE Legal Affairs

Exhibit A
Temporary Premises

TOWNE CENTRE DRIVE

9363 TOWNE CENTRE DRIVE
SAN DIEGO, CA

SECOND FLOOR
FLOOR PLAN

OFF
OFF
OFF
OFF
OFF
OFF
OFF
OFF
STRG
STRG
CONF
CONF RM
Suite 200
OFF
OFF
OFF
OFF
OFF
WORK RM
WOM
MECH
JAN
MEN
BREAK
DATA CENTER
COMP RM
CONF RM
DN
DN
DN
DN
STRG
CONF RM
OFFICE
OFFICE
OFF
OFF
OFF
OFF
CONF RM
OFFICE
OFFICE
OFFICE

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